EXHIBIT 99.01


Contact: Matthew M. Loar
         Chief Financial Officer
         Phone: 650-562-1424

FOR IMMEDIATE RELEASE:


             GENELABS TECHNOLOGIES, INC. REPORTS FINANCIAL RESULTS
                 FOR THE SECOND QUARTER AND FIRST HALF OF 2006

REDWOOD CITY, Calif. - August 3, 2006 - Genelabs Technologies, Inc. (Nasdaq:GNLB) today reported revenues of $2.3 million and a net loss of $4.3 million, or $0.24 per share, for the second quarter of 2006. This compares to revenues of $1.7 million and a net loss of $2.9 million, or $0.16 per share, for the second quarter of 2005. Revenues for the first half of 2006 were $4.0 million, and the net loss was $7.7 million, or $0.43 per share, compared to revenues of $3.4 million and a net loss of $5.7 million, or $0.32 per share, for the same period in 2005.

At June 30, 2006, Genelabs had $23.4 million in cash and cash equivalents.

"We accomplished several strategically important milestones during the second quarter of 2006," stated James A.D. Smith, President and Chief Executive Officer. "In June, our expertise in HCV drug discovery was highlighted as we entered into a collaboration with Novartis for non-nucleoside compounds targeting the NS5b polymerase, which included an up-front payment of $12.5 million. Subsequently, we received net proceeds of $8.3 million from the sale of common stock and warrants to a group of experienced healthcare institutional investors. Having established premier partnerships with Novartis and Gilead for our non-nucleoside and nucleoside HCV programs, respectively, and having retained a third HCV program targeted at NS5a for ourselves, we believe we are exceptionally well situated to continue to make significant contributions to the discovery and advancement of potential new antivirals for this very important public health concern."

"Separately, for Prestara we have sent a protocol to the FDA for a phase III clinical trial designed to support an indication for the treatment of lupus, while we also continue discussions with potential funding sources for the trial," concluded Mr. Smith.

About Genelabs Technologies
---------------------------
Genelabs Technologies, Inc. is a biopharmaceutical company focused on the discovery and development of pharmaceutical products to improve human health. We have built drug discovery capabilities that can support various research and development projects. Genelabs is currently concentrating these capabilities on discovering novel compounds that selectively inhibit replication of the hepatitis C virus and advancing preclinical

                                     -more-

Genelabs Technologies, Inc. Reports Financial Results for the Second Quarter and First Half of 2006
Page 2

development of compounds from this hepatitis C virus drug discovery program, while also developing a late-stage product for lupus. We believe that these high-risk, potentially high reward programs focus our research and development expertise in areas where we have the opportunity to generate either first-in-class or best-in-class products that will address diseases for which current therapies are inadequate. For more information, please visit www.genelabs.com.

Note: Genelabs(R) and the Genelabs logo are registered trademarks and Prestara(TM) is a trademark of Genelabs Technologies, Inc.

NOTE ON FORWARD LOOKING STATEMENTS AND RISKS: This press release contains forward-looking statements including statements regarding the advancement of the Company's HCV drug discovery programs, the protocol for a new clinical trial of Prestara for lupus and the funding sources for a new clinical trial of Prestara. These forward-looking statements are based on Genelabs' current expectations and are subject to uncertainties and risks that could cause actual results to differ materially from the statements made. Uncertainties and risks include, without limitation, delisting of Genelabs common stock from the Nasdaq Capital Market; potential development failures or setbacks in our HCV research programs or in our collaborations with Novartis and/or Gilead; progress and announcements by competitors regarding their HCV programs; regulatory problems or delays regarding Prestara(TM), including an adverse response from the FDA or a determination to discontinue development of Prestara; expiration of our facility lease; and increases in expenses and Genelabs' capital requirements. Please see the information appearing in Genelabs' filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, under the captions "Risk Factors" and "Forward-Looking Statements" for more discussion regarding these uncertainties and risks and others associated with the company's research programs, early stage of development and other risks which may affect the company or cause actual results to differ from those included in the forward-looking statements. Genelabs does not undertake any obligation to update these forward-looking statements or risks to reflect events or circumstances after the date of this release.

                             -Financials to follow-


                                       GENELABS TECHNOLOGIES, INC.
                                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                             (In thousands)

                                                                       June 30,             December 31,
                                                                         2006                   2005
                                                                 ------------------     -------------------
                                                                     (Unaudited)               Note 1

                                     ASSETS
Cash and cash equivalents                                              $23,417                 $10,061
Other current assets                                                       757                     689
Property and equipment                                                     788                     951
Long-term investments and other assets                                   1,110                     960
                                                                 ------------------     -------------------
                                                                       $26,072                 $12,661
                                                                 ==================     ===================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable and accrued liabilities                                $2,753                 $ 2,356
Unearned contract revenue                                               19,713                   7,958
Shareholders' equity                                                     3,606                   2,347
                                                                 ------------------     -------------------
                                                                       $26,072                 $12,661
                                                                 ==================     ===================




Note 1: Derived from audited financial statements


                                       GENELABS TECHNOLOGIES, INC.
                             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                (in thousands, except per share amounts)
                                               (Unaudited)

                                                     For the three months ended          For the six months ended
                                                              June 30,                           June 30,
                                                   -------------------------------    --------------------------------
                                                       2006             2005               2006            2005
                                                   --------------   --------------    --------------- ----------------

Revenue:
      Contract                                      $     2,156      $    1,553        $  3,711        $    3,108
      Royalty                                               163             157             313               324
                                                   --------------   --------------    --------------- ----------------
         Total revenue                                    2,319           1,710           4,024             3,432
                                                   --------------   --------------    --------------- ----------------

Operating expenses:
      Research and development                            4,058           3,219           7,647             6,481
      General and administrative                          2,656           1,499           4,253             2,920
                                                   --------------   --------------    --------------- ----------------
         Total operating expenses                         6,714           4,718          11,900             9,401
                                                   --------------   --------------    --------------- ----------------

Operating loss                                           (4,395)         (3,008)         (7,876)           (5,969)
Interest income, net                                         98             123             189               243
                                                   --------------   --------------    --------------- ----------------
Net loss                                            $    (4,297)     $   (2,885)       $ (7,687)       $   (5,726)
                                                   ==============   ==============    =============== ================

Net loss per common share -
        basic and diluted                           $     (0.24)     $    (0.16)       $  (0.43)       $    (0.32)
                                                   ==============   ==============    =============== ================

Weighted average shares outstanding to calculate
      basic and diluted net loss per common share        17,886          17,702          17,852            17,701
                                                   ==============   ==============    =============== ================
